                                                                    EXHIBIT 10.9

                               FIFTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of February 9, 2004, by and among SpectraSite Communications, Inc., a Delaware corporation (the "Borrower"), SpectraSite, Inc. (formerly known as SpectraSite Holdings, Inc.), a Delaware corporation ("Holdco"), Canadian Imperial Bank of Commerce, as administrative agent (the "Administrative Agent") and the other Credit Parties signatory hereto (the "Credit Parties").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Holdco, the Administrative Agent and the Credit Parties are parties to that certain Amended and Restated Credit Agreement dated as of February 22, 2001, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 31, 2001, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 14, 2002, as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of May 14, 2003, as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of October 24, 2003 (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdco, CIBC World Markets Corp. and Credit Suisse First Boston, as joint lead arrangers and bookrunners (the "Lead Arrangers"), CIBC World Markets Corp., Credit Suisse First Boston, Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as arrangers (the "Arrangers"), Credit Suisse First Boston, as syndication agent (the "Syndication Agent"), Bank of Montreal, Chicago Branch and TD Securities
(USA) Inc., as co-documentation agents (the "Documentation Agents"), the Administrative Agent and the other Credit Parties (as defined in the Credit Agreement) party thereto; and

         WHEREAS, the Borrower has requested, and the Administrative Agent and the Credit Parties have agreed, to amend the Credit Agreement as and to the extent set forth herein; and

         NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, except as otherwise defined or limited herein, and further agree, subject to the conditions precedent to this Amendment hereinafter set forth, as follows:

         1. Amendments to Article 1.

                  (a) Article 1 of the Credit Agreement, Definitions, is hereby modified and amended by adding the following definitions in appropriate alphabetical order:

                  "'Fifth Amendment Date' shall mean February 9, 2004."

                  "'Incremental Facility 2004 Commitment' shall mean the several obligations of certain of the Lenders to advance the sum of up to $251,974,203.90 to the Borrower on the Fifth Amendment Date in accordance with their respective Incremental Facility 2004 Commitment Ratios, all pursuant to the terms hereof. The Incremental Facility 2004 Commitment of each Lender is set forth on Schedule I to the Lender Addendum to the Fifth Amendment to the Amended and Restated Credit Agreement delivered by such Lender under the caption "Incremental Facility 2004 Commitment."

                  "'Incremental Facility 2004 Commitment Ratio' shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (i) the Incremental Facility 2004 Commitment of such Lender, divided by (ii) the aggregate Incremental Facility 2004 Commitments of all of the Lenders."

                  "'Incremental Facility 2004 Lenders' shall mean any Lender having an Incremental Facility 2004 Commitment or making Incremental Facility 2004 Loans pursuant thereto.

                  "'Incremental Facility 2004 Loans' shall mean the amounts advanced by the Incremental Facility 2004 Lenders to the Borrower under the Incremental Facility 2004 Commitment, not to exceed the amount of the Incremental Facility 2004 Commitment."

                  "'Incremental Facility 2004 Maturity Date' shall mean December 31, 2007."

                  "'Incremental Facility 2004 Notes' shall mean those certain term notes issued by the Borrower to each of the Incremental Facility 2004 Lenders issuing an Incremental Facility 2004 Commitment that requests a promissory note in accordance with each such Incremental Facility 2004 Lender's Incremental Facility 2004 Commitment Ratio, each one substantially in the form of Exhibit S-3 attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing."

                  "'Incremental Facility 2004 Request for Advance' shall mean a certificate designated as an "Incremental Facility 2004 Request for Advance," executed by an Authorized Signatory of the Borrower requesting an Advance of the Incremental Facility 2004 Loans hereunder, which shall be in substantially the form of Exhibit J-3 attached hereto and shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance, and, with respect to a Eurodollar Advance, the Eurodollar Advance Period selected by the Borrower, (b) state that there shall not exist, on the date of the requested Advance both before and after giving effect thereto, any Default or Event of Default, and (c) state that the proceeds of the Advance shall be used to repay in full the outstanding obligations with respect to the Incremental Facility 2003 Loans.

                  "'Notice of Incremental Facility 2004 Commitment' shall mean a notice in substantially the form of Exhibit Y-2 attached hereto."

                  (b) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Incremental Facility Commitments" in its entirety and by substituting the following in lieu thereof:

                  "'Incremental Facility Commitments' shall mean, collectively, the aggregate commitments of the Incremental Facility Lenders to make Advances of the Incremental Facility Loans to the Borrower in accordance with Section 2.16 hereof, including, without limitation, the Incremental Facility 2004 Commitments."

                  (c) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Incremental Facility Lenders" in its entirety and by substituting the following in lieu thereof:

                  "'Incremental Facility Lenders' shall mean any lenders having an Incremental Facility Commitment or making Incremental Facility Loans pursuant thereto, including, without limitation, the Incremental Facility 2004 Lenders."

                  (d) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Incremental Facility Loans" in its entirety and by substituting the following in lieu thereof:

                  "'Incremental Facility Loans' shall mean the amounts advanced by the Incremental Facility Lenders to the Borrower as Incremental Facility Loans, including, without limitation, Incremental Facility 2004 Loans, under the applicable Incremental Facility Commitment, not to exceed the amount of the applicable Incremental Facility Commitment."

                  (e) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Incremental Facility Maturity Date" in its entirety and by substituting the following in lieu thereof:

                  "'Incremental Facility Maturity Date' shall mean the maturity date for any Incremental Facility Loans as set forth in the Notice of Incremental Facility Commitment applicable thereto, including, in the case of the Incremental Facility 2004 Loans, the Incremental Facility 2004 Maturity Date."

                  (f) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Incremental Facility Notes" in its entirety and by substituting the following in lieu thereof:

                  "'Incremental Facility Notes' shall mean those certain Incremental Facility Loan promissory notes issued by the Borrower to each of the Lenders issuing an Incremental Facility Commitment, including, without limitation, the Incremental Facility 2004 Commitment, that requests a promissory note in accordance with each such Incremental Facility Lender's applicable Incremental Facility Commitment Ratio, setting forth the terms and provisions with respect to interest rates and scheduled amortization with respect to such Incremental Facility Loans in accordance with the terms hereof, in form and substance acceptable to such Incremental Facility Lender, the Administrative Agent and the Borrower or, in the case of the Incremental Facility 2004, substantially in the form of Exhibit S-3."

         2. Amendments to Section 2.1.

                  (a) Section 2.1 of the Credit Agreement, The Loans, is hereby modified and amended by adding the following before the period at the end of the introductory paragraph thereof:

                  ", and as of the Fifth Amendment Date, after giving effect to any funding of the Incremental Facility 2004 Loans and any repayment of the Incremental Facility 2003 Loans on such date, Six Hundred Thirty-Nine Million Five Hundred Fifty-Five Thousand and 00/100s ($639,555,000.00)."

                  (b) Section 2.1 of the Credit Agreement, The Loans, is hereby further modified and amended by adding the following clause (g) to the end of
Section 2.1 thereof:

                  "(g) The Incremental Facility 2004 Loans. The Lenders that have issued an Incremental Facility 2004 Commitment, severally in accordance with their respective Incremental Facility 2004 Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, agree to lend to the Borrower on the Fifth Amendment Date an amount equal to the Incremental Facility 2004 Commitment. After the Fifth Amendment Date, Advances under the Incremental Facility 2004 Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof; provided, however, there shall be no increase in the aggregate principal amount of the Incremental Facility 2004 Loans outstanding at any time after the Fifth Amendment Date. Amounts repaid under the Incremental Facility 2004 Commitment may not be reborrowed."

         3. Amendments to Section 2.3. Section 2.3(f) of the Credit Agreement, Applicable Margins for Base Rate Advances and Eurodollar Advances, is hereby modified and amended by adding the following new clause (iv) to the end of
Section 2.3(f) thereof

                  "(iv) Advances of the Incremental Facility 2004 Loans. With respect to any Advance of the Incremental Facility 2004 Loans, the Applicable Margin shall be, (A) 2.25% per annum with respect to any Eurodollar Advance, and (B) 1.00% per annum with respect to any Base Rate Advance; provided, however, if the Borrower's credit rating is either upgraded from B1 by Moody's Investors Service, Inc. or upgraded from B+ by Standard & Poor's Ratings Group at any time following the Fifth Amendment Date, the Applicable Margin with respect to any Advance of the Incremental Facility 2004 Loans shall be (I) 2.00% per annum with respect to any Eurodollar Advance, and (II) 0.75% per annum with respect to any Base Rate Advance."

         4. Amendments to Section 2.5.

                  (a) Section 2.5(b)(i) of the Credit Agreement, Terms of Prepayment or Reductions, is hereby modified and amended by deleting Section 2.5(b)(i) in its entirety and by substituting the following in lieu thereof:

                  "(i) Terms of Prepayments or Reductions. Optional permanent prepayments of principal of the Term Loans and any Incremental Facility Loans that are term loans, and permanent reductions of the Revolving Commitment hereunder, may be made at any time upon three (3) Business Days' prior irrevocable written notice to the Administrative Agent, without penalty or premium, provided that such prepayments or reductions shall be in minimum amounts of $5,000,000 and integral multiples of $1,000,000; provided, however, that the prior irrevocable written notice to the Administrative Agent with respect to any voluntary prepayments of the Term Loans made with proceeds of Advances under the Incremental Facility 2004 Loans may be made without regard to the three (3) Business Days period set forth in the immediately preceding sentence."

                  (b) Section 2.5(b)(ii) of the Credit Agreement, Application of Payments or Reductions, is hereby modified and amended by adding the following sentence after the first sentence of clause (A) thereof:

                  "Notwithstanding anything to the contrary contained in the immediately preceding sentence or in Section 2.5(b)(ii)(C) below, any voluntary prepayments of the Term Loans made with proceeds of Advances under the Incremental Facility 2004 Loans shall be applied first to permanently reduce the Incremental Facility 2003 Loans and then to permanently reduce the Tranche A Loans."

         5. Amendment to Section 2.6. For purposes of clarification only and not in any way to delay or extend the terms of repayment, or to change the order of application of repayment of the Loans or the scheduled reduction in the Commitments, Section 2.6(e) of the Credit Agreement, Incremental Facility Loans, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(e) Incremental Facility Loans. (i) Commencing on September 30, 2007, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Incremental Facility 2003 Loans then outstanding shall be repaid as set forth below:

                                      Amount of Incremental           Annual Amount of
                                       Facility 2003 Loans        Incremental Facility 2003
                                    Outstanding to be Reduced      Loans Outstanding to be
     Quarters Ending                      Each Quarter                     Reduced
     ---------------                -------------------------     -------------------------
September 30, 2007                       $38,199,324.89                      ---

December 31, 2007                        $214,004,178.37               $252,203,503.26

                  Additionally, the Incremental Facility 2003 Loans shall be repaid as may be required by Section 2.7 hereof. Any unpaid principal and interest of the Incremental Facility 2003 Loans and any other outstanding Obligations shall be due and payable in full on the Incremental Facility 2003 Maturity Date.

                  (ii) Commencing on September 30, 2007, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Incremental Facility 2004 Loans then outstanding shall be repaid as set forth below:

                                      Amount of Incremental           Annual Amount of
                                       Facility 2004 Loans        Incremental Facility 2004
                                   Outstanding to be Reduced      Loans Outstanding to be
      Quarters Ending                      Each Quarter                     Reduced
      ---------------              -------------------------      -------------------------
September 30, 2007                       $37,970,025.53                      ---

December 31, 2007                        $214,004,178.37               $251,974,203.90

                  Additionally, the Incremental Facility 2004 Loans shall be repaid as may be required by Section 2.7 hereof. Any unpaid principal and interest of the Incremental Facility 2004 Loans and any other outstanding Obligations shall be due and payable in full on the Incremental Facility 2004 Maturity Date.

                  (iii) Any unpaid principal and interest of the Incremental Facility Loans (other than the Incremental Facility 2003 Loans or the Incremental Facility 2004 Loans) and any other outstanding Obligations under any of the Incremental Facility Commitments (other than the Incremental Facility 2003 Commitment or the Incremental Facility 2004 Commitment) shall be due and payable in full on the Incremental Facility Maturity Date applicable thereto."

         6. Amendments to Section 2.16.

                  (a) Section 2.16 of the Credit Agreement, Incremental Facility Loans, is hereby modified and amended by deleting the first two sentences of subsection (a) thereof in their entirety and by substituting the following in lieu thereof:

                  "Subject to the terms and conditions of this Agreement, the Borrower may request an Incremental Facility Commitment on any Business Day; provided, however, that the Borrower may not request an Incremental Facility Commitment or an Incremental Facility Loan during the continuance of a Default or Event of Default, including, without limitation, any Default or Event of Default that would result after giving effect to any Incremental Facility Loan; and provided further, that the Borrower may request up to five (5) Incremental Facility Commitments (each of which commitments may be from more than one Lender) which may be no less than $50,000,000 and no more than $250,000,000 in the aggregate, in addition to the outstanding principal amount of the Incremental Facility 2003 Loans and the Incremental Facility 2004 Loans. The Incremental Facility Maturity Date applicable to (i) the Incremental Facility 2003 Loans or the Incremental Facility 2004 Loans shall not be earlier than the Final Maturity Date, and (ii) any of the Incremental Facility Loans, other than the Incremental Facility 2003 Loans and the Incremental Facility 2004 Loans, shall not be earlier than the date which is three (3) calendar months after the Final Maturity Date, unless in each case such Incremental Facility Commitments are used to increase the amount of any of the Commitments hereunder."

                  (b) Section 2.16 of the Credit Agreement, Incremental Facility Loans, is hereby further modified and amended by deleting subsection (b) in its entirety and by substituting the following in lieu thereof:

                  "(b) Prior to the effectiveness of any Incremental Facility Commitment, the Borrower shall (i) in connection with the Incremental Facility 2003 Commitment deliver to the Administrative Agent the Notice of Incremental Facility 2003 Commitment, (ii) in connection with the Incremental Facility 2004 Commitment deliver to the Administrative Agent the Notice of Incremental Facility 2004 Commitment, and (iii) for any Incremental Facility Commitment, other than the Incremental Facility 2003 Commitment or the Incremental Facility 2004 Commitment,
         (x) deliver to the Administrative Agent and the Lenders a written notice (each a "Notice of Incremental Facility Commitment"), in form and substance reasonably satisfactory to the Administrative Agent, setting forth terms and provisions with respect to interest rates and scheduled amortization with respect to the proposed Incremental Facility Loan and (y) provide revised Projections to the Credit Parties, which shall be in form and substance reasonably satisfactory to the Lead Arrangers and which shall demonstrate (A) the Borrower's ability to timely repay such Incremental Facility Commitment and any Incremental Facility Loans thereunder and (B) the Borrower's pro forma compliance with the Financial Covenants and ability to make all payments of interest and principal when due with respect to the Loans through the Final Maturity Date (which Projections may show the final maturity of the Loans being repaid with the proceeds of new borrowings as long as the projected Borrower Leverage Ratio at the Final Maturity Date or the Final Incremental Facility Maturity Date is no greater than
         1.00 to 1.00)."

                  (c) Section 2.16 of the Credit Agreement, Incremental Facility Loans, is hereby further modified and amended by adding the following sentence to the end of subsection (e) thereof:

                  "The Incremental Facility 2004 Loans shall be requested by the Borrower by delivering to the Administrative Agent an Incremental Facility 2004 Request for Advance."

         7. Amendment to Section 13.17. Section 13.17 of the Credit Agreement, Confidentiality, is hereby modified and amended by adding the following at the end of Section 13.17 thereof:

                  "For the avoidance of doubt, no disclosure to any Person is permitted with respect to any aspect of this Agreement or the transactions contemplated hereby, to the extent such aspect does not relate to tax treatment or tax structure or except as otherwise permitted hereunder. The parties hereto hereby acknowledge and agree that none of the interest rates, fee amounts or other amounts set forth in such agreements relate to tax treatment or tax structure. The foregoing is intended to comply with the presumption set forth in Treasury Regulation Section 1.6011-4(b)(3)(iii) and should be interpreted in a manner consistent with such regulation."

         8. Amendments to Exhibits.

                  (a) Exhibit A to the Credit Agreement, Form of Assignment and Assumption Agreement, is hereby deleted in its entirety and Exhibit A attached hereto is substituted in lieu thereof.

                  (b) Exhibit H to the Credit Agreement, Form of Notice of Conversion/Continuation, is hereby deleted in its entirety and Exhibit H attached hereto is substituted in lieu thereof.

                  (c) The Credit Agreement is hereby modified and amended by incorporating Exhibit J-3 to the Credit Agreement, Form of Incremental Facility 2004 Request for Advance, attached hereto as an exhibit thereto.

                  (d) The Credit Agreement is hereby further modified and amended by incorporating Exhibit S-3 to the Credit Agreement, Form of Incremental Facility 2004 Note, attached hereto as an exhibit thereto.

                  (e) The Credit Agreement is hereby further modified and amended by incorporating Exhibit Y-2 to the Credit Agreement, Notice of Incremental Facility 2004 Commitment, attached hereto as an exhibit thereto.

         9. No Other Amendments. Except for the amendments, releases, authorizations and waivers set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Administrative Agent and the Credit Parties hereby reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.

         10. Conditions to Effectiveness. This Amendment will be effective as of the date first written above (the "Effective Date"), subject to the occurrence of each of the following on or before such date:

                  (a) The Administrative Agent shall have received counterparts hereof duly executed by the Borrower and Holdco, and by the Majority Lenders.

                  (b) The Administrative Agent shall have received a reaffirmation and consent agreement, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, duly executed by each of the Subsidiary Guarantors.

                  (c) The Administrative Agent shall have received the Notice of Incremental Facility 2004 Commitment, duly executed by the Borrower.

                  (d) The Administrative Agent shall have received the Incremental Facility 2004 Request for Advance, duly executed by the Borrower.

                  (e) The Borrower shall have executed and delivered any Incremental Facility 2004 Notes requested by the Incremental Facility 2004 Lenders.

                  (f) The Administrative Agent shall have received irrevocable written notice from the Borrower of the prepayment in full of the Incremental Facility 2003 Loans pursuant to Section 2.5(b)(i).

                  (g) The Administrative Agent shall have received a legal opinion, dated as of the Fifth Amendment Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to Holdco, the Borrower and its Subsidiaries in connection with the transactions contemplated by this Amendment and the other Loan Documents, addressed to the Arrangers and the other Credit Parties, in form and substance reasonably satisfactory to the Lead Arrangers and their counsel.

                  (h) All of the representations and warranties of Holdco and the Borrower set forth in the Credit Agreement and this Amendment, other than those that are expressly made as of a specific date, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date as though made on and as of such date.

                  (i) The Credit Parties shall have received payment of all fees and expenses (including, without limitation, legal fees and expenses) due and payable on the Effective Date in respect of the Credit Agreement, this Amendment and the transactions contemplated hereby and thereby.

         11. Representations and Warranties. Each of the Borrower and Holdco, for itself and on behalf of each of its Subsidiaries, agrees, represents and warrants in favor of the Administrative Agent and the Credit Parties that:

                  (a) This Amendment has been executed and delivered by duly authorized representatives of the Borrower and Holdco, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower and Holdco and is enforceable against the Borrower and Holdco in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by the application of general equitable principles;

                  (b) Each representation or warranty of Holdco, the Borrower and the Designated Subsidiaries set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of this Amendment, and after giving effect to this Amendment, as if such representation or warranty were made on and as of the date of, and after giving effect to, this Amendment (except to the extent that any such representation or warranty expressly relates to a prior specific date or period);

                  (c) No Default or Event of Default with respect to the Borrower or Holdco has occurred and is continuing; and

                  (d) As of the date hereof, (i) the property of the Borrower, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; and (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature.

         12. Effect on the Credit Agreement. Except as specifically provided herein, the Credit Agreement shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

         13. Counterparts. This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         14. Delivery of Lender Addenda. Each Credit Party executing this Amendment shall do so by delivering to the Administrative Agent a Lender Addendum, substantially in the form of Annex I attached hereto, duly executed by such Credit Party.

         15. Law of Contract. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:                               SPECTRASITE COMMUNICATIONS, INC.


                                        By:      /s/  STEVEN C. LILLY
                                                 -------------------------------
                                        Name:    Steven C. Lilly
                                        Title:   Vice President


HOLDCO:                                 SPECTRASITE, INC.


                                        By:      /s/  STEVEN C. LILLY
                                                 -------------------------------
                                        Name:    Steven C. Lilly
                                        Title:   Vice President


ADMINISTRATIVE
AGENT:                                  CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:      /s/  KEITH LABBATE
                                                 -------------------------------
                                        Name:    Keith Labbate
                                        Title:   Executive Director
                                                 CIBC World Markets Corp.
                                                 As Agent


AS LEAD ARRANGER
AND ARRANGER:                           CIBC WORLD MARKETS CORP.


                                        By:      /s/  KEITH LABBATE
                                                 -------------------------------
                                        Name:    Keith Labbate
                                        Title:   Executive Director
                                                 CIBC World Markets Corp.
                                                 As Agent

AS LEAD ARRANGER,
ARRANGER AND
SYNDICATION AGENT:                      CREDIT SUISSE FIRST BOSTON


                                        By:      /s/  SOVONNA DAY-GOINS
                                                 -------------------------------
                                        Name:    Sovonna Day-Goins
                                        Title:   Director


                                        By:      /s/  JENNIFER A. PIEZA
                                                 -------------------------------
                                        Name:    Jennifer A. Pieza
                                        Title:   Associate


AS ARRANGER AND
DOCUMENTATION
AGENT:                                  BANK OF MONTREAL, CHICAGO BRANCH


                                        By:      /s/  SARAH KIM
                                                 -------------------------------
                                        Name:    Sarah Kim
                                        Title:   Managing Director


AS ARRANGER AND
DOCUMENTATION
AGENT:                                  TD SECURITIES (USA) INC.


                                        By:      /s/  DAVID PERLMAN
                                                 -------------------------------
                                        Name:    David Perlman
                                        Title:   Vice President and Director